Schedule A

Executive Officers and Directors of Sarepta Therapeutics, Inc.

Name	Citizenship	Position / Principal Occupation	Principal Business Address
Douglas S. Ingram	United States	President and Chief Executive Officer	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Ian M. Estepan	United States	Executive Vice President, Chief Financial Officer	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Cristin Rothfuss	United States	Executive Vice President, Chief General Counsel	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Bilal Arif	United States	Executive Vice President, Chief Technical Operations Officer	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Louise Rodino-Klapac, Ph.D.	United States	Executive Vice President, Head of R&D, Chief Scientific Officer	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Dallan Murray	United States	Executive Vice President, Chief Customer Officer	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Richard J. Barry	United States	Director Chief Executive Officer of Cassava Sciences, Inc.	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
M. Kathleen Behrens, Ph.D.	United States	Chairwoman	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Kathryn Boor, Ph.D.	United States	Director Dean of Cornell University Graduate School and Vice Provost for Graduate Education	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Michael Chambers	United States	Director	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Deirdre Connelly	United States	Director	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Stephen L. Mayo, Ph.D.	United States	Director Bren Professor of Biology and Chemistry and Merkin Institute Professor at California Institute of Technology	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Claude Nicaise, M.D.	Belgium	Director Owner, Clinical Regulatory Services	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142

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Hans Wigzell, M.D., Ph.D.	Sweden	Director Chairman of Rhenman & Partners Asset Management AB	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142

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Executive Officers and Directors of Sarepta Investments, Inc.

Name	Citizenship	Position / Principal Occupation	Principal Business Address
Joseph Bratica	United States	President Director	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Peter Walsh	United States	Secretary Director	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Ryan Wong	United States	Treasurer	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142
Joseph Zenkus	United States	Director	c/o Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142

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